Exhibit 99.1

CSX Corporation Announces $2.3 Billion

in Planned Capital Investment for 2013

Investment Reflects Commitment to Customer Service

and Confidence in Long-Term Freight Rail Demand

JACKSONVILLE, Fla. – January 23, 2013 – CSX Corporation (NYSE: CSX) today announced that it plans to invest approximately $2.3 billion in its business in 2013. The investments will support initiatives to help meet the nation’s long-term demand for freight rail, improve customer service and further the company’s plans for long-term profitable growth.

“The continued strong investment in CSX is a clear reflection of our desire to bring lasting transportation solutions to our customers, as well as to enable the inevitable movement of even more freight to rails,” said Michael J. Ward, president, chairman and chief executive officer. Ward noted that overall growth excluding coal should be at a rate above the general economy in 2013.

Long-term increases in demand are expected to occur as the population and its consumption rise, as global trade creates the need to move more products between ports and people, as the highways become more congested, as the reindustrialization of the U.S. gains momentum, and as shippers become increasingly aware of the environmental benefits offered by rail. CSX addresses those challenges and opportunities by serving customers across a broad array of industries, including in some of the biggest and most active consumer markets in the world.

The $2.3 billion – which was outlined in the company’s fourth quarter and full-year earnings presentation this morning – will fund critical network enhancements and fleet upgrades.

Many of the investments are related to long-term initiatives that give customers greater access to an increasingly interconnected global transportation network. This includes the company’s National Gateway initiative creating double-stack intermodal train access between the Mid-Atlantic ports and the Midwest. The investments are also expected to include $325 million associated with the implementation of the industry’s Positive Train Control program.

CSX has invested $7.8 billion in its network over the past four years. These investments are part of the company’s balanced approach to capital deployment, which also includes dividends and share repurchases.

About CSX

CSX Corporation, based in Jacksonville, Fla., is one of the nation’s leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles, with service to 23 eastern states, the District of Columbia and two Canadian provinces. CSX’s network connects more than 240 short line railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com. Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

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